Exhibit (l)

[Letterhead of Sutherland Asbill & Brennan LLP]

October 4, 2012

KCAP Financial, Inc.

295 Madison Avenue, 6th Floor
New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to KCAP Financial, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form N-2 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration, issuance and sale under the Securities Act of $6,900,000 in aggregate principal amount of the Company’s Senior Notes (the “Notes”), together with any additional Notes that may be issued by the Company pursuant to Rule 462(b) under the Securities Act (as prescribed by the Commission pursuant to the Securities Act) in connection with the offering described in the Registration Statement.

The Notes will be issued pursuant to an indenture, substantially in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, substantially in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and the Trustee (collectively, the “Indenture”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies of the following:

(i) the Certificate of Incorporation of the Company, as amended, certified as of the date of this opinion letter by an officer of the Company;

KCAP Financial, Inc.

October 4, 2012

(ii) the Bylaws of the Company, certified as of the date hereof by an officer of the

Company;

(iii) a Certificate of Good Standing, dated October 2, 2012, with respect to the Company issued by the Delaware Secretary of State; and

(iv) resolutions of the Board of Directors of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and (b) the authorization, execution and delivery of the Indenture;

(v) the Indenture; and

(vi) a specimen copy of the form of the Notes to be issued pursuant to the Indenture in the form attached to the Indenture.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification (i) the accuracy and completeness of all corporate records made available to us by the Company and (ii) that the Indenture will be a valid and legally binding obligation of the parties thereto (other than the Company).

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates and/or representations of officers of the Company. We have also relied on certificates of public officials. Except as otherwise stated herein, we have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

This opinion is limited to the General Corporation Law of the Delaware and the contract laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of Delaware or the State of New York or the laws of any other jurisdiction. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance or sale of the Notes. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

KCAP Financial, Inc.

October 4, 2012

 Based upon and subject to the limitations, exceptions, qualifications and assumptions set forth in this opinion letter, we are of the opinion that, when the Notes are duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion expressed in this opinion letter is subject, as to enforcement, to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

The opinions expressed in this opinion letter (a) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (b) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sutherland Asbill & Brennan LLP